UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2011
THE ST. JOE COMPANY

(Exact Name of Registrant as Specified in Charter)

FLORIDA	1-10466	59-0432511

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
133 South WaterSound Parkway, WaterSound, FL 32413

(Address of Principal Executive Offices)                    (Zip Code)
Registrant’s telephone number, including area code: (850) 588-2300
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Modifications to Rights of Security Holders.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-3.1
Ex-4.1
Ex-99.1

Item 3.03. Modifications to Rights of Security Holders.
On March 4, 2011, the Board of Directors (the “Board”) of The St. Joe Company (the “Company”) authorized and adopted Amendment No. 1, dated as of March 4, 2011(“Amendment No. 1”), to the Shareholder Protection Rights Agreement, dated as of February 15, 2011 (the “Shareholder Rights Agreement”). Amendment No. 1 amends the definition of “Expiration Date” under the Shareholder Rights Agreement to mean “March 4, 2011”. Accordingly, the rights (the “Rights”), which were previously dividended to holders of record of Common Stock of the Company as of the close of business on February 28, 2011, expired upon the expiration of the Rights Agreement and no person has any rights pursuant to the Rights Agreement or the Rights.
The above summary is not intended to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 1, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board elected Bruce R. Berkowitz, Charles M. Fernandez, Howard S. Frank and Governor Charles J. Crist, as directors of the Company, effective as of the filing of the Company’s Annual Report on Form 10-K at 6:00 a.m. on March 3, 2011 (the “Effective Time”). Effective as of the Effective Time, John S. Lord, Walter L. Revell and Michael L. Ainslie resigned as members of the Board and Wm. Britton Greene resigned his positions as President and Chief Executive Officer of the Company.
On March 4, 2011, the Board elected Mr. Berkowitz as Chairman of the Board and Mr. Fernandez as Vice Chairman of the Board, effective immediately. In addition, the Board appointed new members, effective immediately, to the Governance and Nominating Committee of the Board, the Compensation Committee of the Board, the Audit and Finance Committee of the Board, and the Executive Committee of the Board. The new Governance and Nominating Committee is comprised of Governor Crist, Mr. Frank and Delores M. Kesler with Governor Crist as the Chair. The new Compensation Committee is comprised of Governor Crist, Mr. Frank and Ms. Kesler with Ms. Kesler as the Chair. The new Audit and Finance Committee is comprised of Thomas A. Fanning, Mr. Frank and Ms. Kesler with Mr. Fanning as the Chair. The Executive Committee, which was established by the Board on March 4, 2011, is comprised of Mr. Berkowitz, Mr. Fernandez and Hugh M. Durden with Mr. Berkowitz as the Chair.
On March 4, 2011, the Board began a search for a Chief Executive Officer and temporarily authorized Mr. Durden, effective immediately, to exercise the authority and perform the duties of the Chief Executive Officer of the Company for a period of not more than 60 days or until the earlier appointment of a new Chief Executive Officer of the Company.
Mr. Durden, age 68, has served as Chairman of the Board of the Company since August 2008, and he served as Lead Director from 2003 to 2008. He has also served as Chairman of The Alfred I. duPont Testamentary Trust since January 2005. From 1972 until 2000, he was an executive with Wachovia Corporation, serving as President of Wachovia Corporate Services from 1994 to 2000. He is a director of The Nemours Foundation, Chairman of the EARTH University Investment Committee and a director of Web.com Group, Inc., a website design and internet services company. Mr. Durden has gained valuable leadership skills from his extensive executive experience in major organizations. Also important is the expertise he has acquired in the areas of strategic planning and corporate governance. Mr. Durden also has current public company experience.
The current intention of the Board is to approve additional director compensation in an amount to be determined for Mr. Durden as compensation for his agreement to exercise the authority and perform the duties of Chief Executive Officer of the Company.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 4, 2011, the Board approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Bylaws”), as amended on March 4, 2011. Section 12(c) of Article II of the Bylaws, as amended on February 8, 2011, was amended in the new Bylaws. Section 12(c) of Article II of the Bylaws, as amended on February 8, 2011, had previously provided for the election of directors in non-contested elections by a plurality of the votes cast by the shares entitled to vote. The new Section 12(c) of Article II of the Bylaws, as amended on March 4, 2011 provides for the election of directors in non-contested elections by a majority of the votes cast by the shares entitled to vote.
The above summary is not intended to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, as amended on March 4, 2011, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
Item 8.01. Other Events.
On March 4, 2011, Bruce R. Berkowitz, the Chairman of the Board, sent a message to employees of the Company, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1 Amended and Restated Bylaws of The St. Joe Company, effective as of March 4, 2011.
4.1 Amendment No. 1, dated as of March 4, 2011, to the Shareholder Protection Rights Agreement, dated as of February 15, 2011.
99.1 Message from Bruce R. Berkowitz to employees of the Company on March 4, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY (Registrant)
March 4, 2011	By	/s/ Reece B. Alford
		Name:	Reece B. Alford
		Title:	Senior Vice President Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Document Description

3.1	Amended and Restated Bylaws of The St. Joe Company, dated March 4, 2011.

4.1	Amendment No. 1, dated as of March 4, 2011, to the Shareholder Protection Rights Agreement, dated as of February 15, 2011.

99.1	Message from Bruce R. Berkowitz to employees of the Company on March 4, 2011.